UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2022

ENVIRO TECHNOLOGIES U.S., INC.

(Exact name of registrant as specified in its charter)

Florida	000-30454	82-0266517
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

408 State Hwy 135N, Kilgore, Texas	75662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 903-392-0948

821 N.W. 57 Place, Fort Lauderdale, FL 33309

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2022, Jay Puchir advised Enviro Technologies U.S., Inc. (the “Company”) that he was resigning as Chief Executive Officer and President of Banner Midstream Corp., a wholly owned subsidiary of the Company. Mr. Puchir remains Chief Financial Officer and Treasurer of Ecoark Holdings, Inc. (“Ecoark”). Ecoark owns approximately 70% of the issued and outstanding shares of the Company’s common stock. Ecoark has agreed to assume the rights and obligations of Banner Midstream Corp. under that certain Employment Agreement dated March 27, 2020 by and between Banner Midstream Corp. and Jay Puchir.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRO TECHNOLOGIES U.S., INC.

Date: September 20, 2022	By:	/s/ Jimmy R. Galla
Jimmy R. Galla, Chief Executive Officer and Chief Financial Officer

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